EXHIBIT 5.1

                         CONSENT OF INDEPENDENT AUDITOR

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
EYE SPAN ENTERTAINMENT NETWORK, INC.

We have audited the accompanying balance sheet of EYE SPAN ENTERTAINMENT NETWORK, INC. (a development stage enterprise), (the" Company") as of February 15, 2004 and the related statements of operations, stockholders' equity and cash flows for the period from Inception (January 7, 2003) to February 15, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presently fairly, in all material respects, the financial position of the Company as of February 15, 2004 and the results of its operations and its cash flow for the period from Inception (January 7, 2004) to February 15, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 2 to the accompanying financial statements, the Company has no established source of revenue, and may be unable to generate any cash from operations as a result of contemplated funding or corporate acquisitions, all of which raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also discussed in Note 2. These financial statements do not include, any adjustments that might result from the outcome of these uncertainties.



JAY J. SHAPIRO, CPA
a professional corporation


Los Angeles, California
February 16, 2004

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